Exhibit 99.1

RESOLUTE ENERGY CORPORATION PROVIDES OPERATIONAL UPDATE AND HORIZONTAL WELL RESULTS

—First two Permian horizontal wells averaged 823 Boe per day on 24 hour IP tests and 549 Boe per day over thirty days of production

—Powder River Basin horizontal well showed a peak 24 hour IP of 1,134 Boe per day and averaged 679 Boe per day over thirty days of production

Denver, Colorado – December 10, 2013 – Resolute Energy Corporation (“Resolute”, the “Company”, “we” or “us”) (NYSE: REN) today updates certain operating data and provides horizontal well results.

As anticipated, production from Aneth Field and the Permian Basin has rebounded from the levels announced in our third quarter 2013 results. Our field level production estimates for October and November averaged more than 12,500 Boe per day. As expected, the CO2 injection in Aneth that was reduced for operational consideration during drilling operations, thereby causing lower production levels during the third quarter, has been increased and production has returned to levels experienced before the reduction of CO2 injection. In addition, contributions from both the vertical and horizontal activity in the Permian Basin have increased production there above the levels experienced during the third quarter. In particular, our horizontal wells in the Permian Basin are beginning to add volumes at a meaningful level, as is reflected in the table that follows.

In addition to the three horizontal wells that we drilled in the Midland Basin, we now have drilled our first horizontal well to TD in the Delaware Basin, in Reeves County, Texas. A second horizontal well there is currently drilling. Both of these wells are expected to be fraced early next year.

We also are pleased to provide updated information on our first horizontal well drilled in the Turner/Frontier formation in the Powder River Basin. We previously reported a preliminary peak 24 hour IP of 607 Boe per day based on the very early stage production numbers available at that time. We now have more than a month of production, and as of today we can report a peak 24 hour IP rate of 1,134 Boe per day, achieved on the twelfth day of production. The most recent thirty days of production have averaged 679 Boe per day and the most recent seven days of production have averaged 864 Boe per day. The production is 90% oil.

Resolute Energy Corporation

Horizontal well update

December 10, 2013

	24 hour IP Boe per day(1)(2)	30 day IP Boe per day(2)	Lateral length	Frac stages	Percent oil	Producing formation
Midland Basin:
Midkiff 1818H	775	565	4,440	20	83%	Wolfcamp “B”
Pearl Jam 2417H	871	532	4,612	15	81%	Wolfcamp “B”
Munn-Clark 2617H	~600	N/A	4,550	15	~85%	Wolfcamp “B”
Powder River Basin:
Castle 3-21TH (3)	1,134	679	4,409	17	90%	Turner/Frontier

1.	Munn-Clark - Recent 24 hour test for the Munn-Clark 2617H includes estimated gas volumes and is not a peak 24 hour IP
2.	All Boe per day rates in this table reflect gross production
3.	Gas production for this well is currently being flared as it is not yet hooked up for gas sales

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Cautionary Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Such forward looking statements include statements regarding future financial and operating results; statements regarding our production guidance for 2013; statement regarding our development activities and drilling/completion plans in all of our areas. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the volatility of oil and gas prices; inaccuracy in reserve estimates and expected production rates; discovery, estimation, development and replacement of oil and gas reserves; the future cash flow, liquidity and financial position of Resolute; the success of the business and financial strategy, hedging strategies and plans of Resolute; the amount, nature and timing of capital expenditures of Resolute, including future development costs; availability and terms of capital; the effectiveness of Resolute’s CO2 flood program; the potential for downspacing or infill drilling in the Permian Basin of Texas or obstacles thereto; the timing of issuance of permits and rights of way; the timing and amount of future production of oil and gas; availability of drilling, completion and production personnel, supplies and equipment; the completion and success of exploratory drilling in the Mowry shale and Turner, Frontier, Phosphoria and Niobrara formations in Wyoming and the Permian Basin in Texas; potential delays in the completion, commissioning and optimization of Resolute’s gas gathering and facilities construction projects; operating costs and other expenses of Resolute; the success of prospect development and property acquisition of Resolute; the success of Resolute in marketing oil and gas; competition in the oil and gas industry; the impact of weather and the occurrence of disasters, such as fires, floods and other events and natural disasters; environmental liabilities; anticipated supply of CO2, which is currently sourced exclusively under a contract with Kinder Morgan CO2 Company, L.P.; potential delays in the upgrade of third-party electrical infrastructure serving Aneth Field and potential power supply limitations; operational problems or uninsured or underinsured losses affecting Resolute’s operations or financial results; government regulation and taxation of the oil and gas industry, including the potential for increased regulation of underground injection and fracing operations; changes in derivatives regulation; developments in oil-producing and gas-producing countries; Resolute’s relationship with the Navajo Nation and the local communities in the areas in which Resolute operates; and the success of strategic plans, expectations and objectives for future operations of Resolute. Actual results may differ materially from those contained in the forward-looking statements in this press release. Resolute undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

In addition, 24 hour peak IP rates and 30 day peak IP rates reflected in this press release for Resolute’s wells are limited data points in each well’s productive history and not necessarily indicative or predictive of future production rates, EURs or economic rates of return from such wells and should not be relied upon for such purpose.

You are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2012, and subsequent filings with the Securities and Exchange Commission for further information on risks and uncertainties that could affect the Company’s businesses, financial condition and results of operations. All forward-looking statements are qualified in their entirety by this cautionary statement.

About Resolute Energy Corporation

Resolute is an independent oil and gas company focused on the acquisition, exploration, exploitation and development of oil and gas properties, with a particular emphasis on liquids-focused, long-lived onshore U.S. opportunities. Resolute’s producing properties are located in the Paradox Basin in Utah, the Permian Basin in Texas and New Mexico, the Powder River Basin in Wyoming and the Bakken trend of North Dakota. The Company also owns exploration properties in the Permian Basin of Texas and the Big Horn and Powder River Basins of Wyoming.

Contact:

HB Juengling

Vice President - Investor Relations

Resolute Energy Corporation

303-534-4600

hbjuengling@resoluteenergy.com